UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 17, 2012

Perfumania Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2 Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On April 19, 2012, Perfumania Holdings, Inc. (“Perfumania”) filed a Form 8-K (the “Initial Report”) reporting the April 18, 2012 completion of its acquisition of Parlux Fragrances, Inc. (“Parlux”) pursuant to the Agreement and Plan of Merger, dated as of December 23, 2011 between the parties. In the transaction, Perfumania issued a combination of cash and shares of its common stock in exchange for all the outstanding shares of Parlux common stock and Parlux merged into a wholly owned subsidiary of Perfumania.
Perfumania filed the historical financial statements of Parlux required by Item 9.01(a) of Form 8-K as exhibits to the Initial Report. By this amendment to the Initial Report, Perfumania is filing the unaudited pro forma financial information required by Item 9.01(b) of Form 8-K. This amendment makes no other amendment to the Initial Report.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Filed with the Initial Report.
(b) Pro Forma Financial Information.
Unaudited Pro Forma Financial Information of Perfumania as of and for the year ended January 28, 2012 is filed as Exhibit 99.1 hereto and incorporated herein by reference.
(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Information of Perfumania as of and for the year ended January 28, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.
Date: May 10, 2012	By: /s/ Donna L. Dellomo Donna L. Dellomo Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Information of Perfumania as of and for the year ended January 28, 2012.